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Exhibit 21.1

Subsidiaries of America's Car-Mart, Inc.

Crown Group of Nevada, Inc. (a Nevada corporation)

Crown Delaware Investments Corp. (a Delaware corporation)

America's Car-Mart, Inc. (an Arkansas Corporation)

Colonial Auto Finance, Inc. (an Arkansas Corporation)

Colonial Underwriting, Inc. (an Arkansas Corporation)

Texas Car-Mart, Inc. (a Texas corporation)

Auto Finance Investors, Inc. (a Texas corporation)

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  Exhibit 21.1
Subsidiaries of America's Car-Mart, Inc.